UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 20, 2017

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The following “Description of Common Stock” is filed for purposes of updating and superseding the description of the common stock of Pinnacle West Capital Corporation (the “Company”, “we”, “us”, “our”), contained in the Company’s Registration Statement on Form 8-B filed on July 25, 1985, as amended to the date hereof.  Also attached as Exhibit 4.1 is an updated specimen stock certificate.

DESCRIPTION OF COMMON STOCK

In the paragraphs below, we describe our common stock. This is a summary only and does not reflect all of the provisions of our articles of incorporation and bylaws, copies of which have been filed with the Securities and Exchange Commission.

Authorized Shares

Under our articles of incorporation, we have the authority to issue 150,000,000 shares of common stock.  Our Board of Directors has significant discretion to determine the timing, circumstances and purposes for which the authorized shares of common stock available for issuance under our articles of incorporation may be issued, including in the context of acquisitions or other strategic transactions.

Dividends

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. In addition, our principal income consists of dividends paid to us by our subsidiaries, primarily Arizona Public Service Company (“APS”). APS’s ability to pay dividends could be limited or restricted from time to time by loan agreements, indentures and other transactions or by law or regulatory authorities.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders. Arizona law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees.  This may make it easier for minority shareholders to elect a director.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A. or another transfer agent which the Company may select from time to time.

Preferred Stock

Our Board of Directors has the authority, without any further action by our shareholders, to issue from time to time up to ten million shares of preferred stock, in one or more series, and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if our Board of Directors authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control of us.

Certain Anti-takeover Effects

General. Certain provisions of our articles of incorporation, bylaws, and Arizona law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest.

Business Combinations.  Arizona law and our bylaws restrict a wide range of transactions (collectively, “business combinations”) between us or, in certain cases, one of our subsidiaries, and an interested shareholder.  An “interested shareholder” is:

•	any person who beneficially owns, directly or indirectly, 10% or more of our outstanding voting power, or

•	any of our affiliates or associates who at any time within the prior three years was such a beneficial owner.

The statute defines “business combinations” to include, with certain exceptions:

•	mergers, consolidations and share exchanges with an interested shareholder;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to an interested shareholder, representing 10% or more of (i) the aggregate market value of all of our consolidated assets as of the end of the most recent fiscal quarter, (ii) the aggregate market value of all our outstanding shares, or (iii) our consolidated revenues or net income for the four most recent fiscal quarters;

•	the issuance or transfer of shares of stock having an aggregate market value of 5% or more of the aggregate market value of all of our outstanding shares to an interested shareholder;

•	the adoption of a plan or proposal for our liquidation or dissolution or reincorporation in another state or jurisdiction pursuant to an agreement or arrangement with an interested shareholder;

•
corporate actions, such as stock splits and stock dividends, and other transactions resulting in an increase in the proportionate share of the outstanding shares of any series or class of stock of us or any of our subsidiaries owned by an interested shareholder; and

•
the receipt by an interested shareholder of the benefit (other than proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through us or any of our subsidiaries.

Arizona law and our bylaws provide that, subject to certain exceptions, we may not engage in a business combination with an interested shareholder or authorize one of our subsidiaries to do so, for a period of three years after the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder (the “share acquisition date”), unless either the business combination or the interested shareholder’s acquisition of shares on the share acquisition date is approved by a committee of our Board of Directors (comprised solely of disinterested directors or other disinterested persons) prior to the interested shareholder’s share acquisition date.

In addition, after such three-year period, Arizona law and our bylaws prohibit us from engaging in any business combination with an interested shareholder, subject to certain exceptions, unless:

•	the business combination or acquisition of shares by the interested shareholder on the share acquisition date was approved by our Board of Directors prior to the share acquisition date;

•
the business combination is approved by holders of a majority of our outstanding shares (excluding shares beneficially owned by the interested shareholder) at a meeting called after such three-year period; or

•	the business combination satisfies specified price and other requirements.

Anti-Greenmail Provisions.  Arizona law and our bylaws prohibit us from purchasing any shares of our voting stock from any beneficial owner (or group of beneficial owners acting together) of more than 5% of the voting power of our outstanding shares at a price per share in excess of the average closing sale price during the 30 trading days preceding the purchase or if the person or persons have commenced a tender offer or announced an intention to seek control of us, during the 30 trading days prior to the commencement of the tender offer or the making of the announcement, if the 5% beneficial owner has beneficially owned the shares to be purchased for a period of less than three years, unless:

•	holders of a majority of our voting power (excluding shares held by the 5% beneficial owner or by any of our officers and directors) approve the purchase; or

•	we make the repurchase offer available to all holders of the class or series of securities to be purchased and to all holders of other securities convertible into that class or series.

Control Share Acquisition Statute. Under Arizona law, a control share acquisition is an acquisition, subject to certain exceptions, by a beneficial owner that would result in the owner having a new range of voting power within any of the following ranges: (i) at least 20% but less than 33 1/3%; (ii) at least 33 1/3% but less than or equal to 50%; or (iii) more than 50%.  Through a provision in our bylaws, we have opted out of the Arizona statutory provisions regulating control share acquisitions. As a result, potential acquirors are not subject to the limitations imposed by that statute.

Special Meetings of Shareholders. Our bylaws provide that, except as required by law, special meetings of shareholders may be called by a majority of our Board of Directors, the Chairman of the Board, the President, or shareholders who hold in the aggregate at least 25% of the voting power of the outstanding capital stock of the Company (“Special Meeting Requesting Shareholders”). Special Meeting Requesting Shareholders must meet certain qualifications and must submit a written request to the Corporate Secretary, containing the information required by our bylaws.   A request for a special meeting made by Requesting Shareholders may be rejected if: (1) a meeting of shareholders that included an identical or substantially similar item of business, as determined in good faith by the Board of Directors, was held not more than 90 days before the Corporate Secretary received the request; (2) the Board of Directors has called or calls for a meeting of shareholders to be held within 90 days after the Corporate Secretary receives the request and the Board of Directors determines in good faith that the business to be conducted at such meeting includes similar business to that stated in the request; or (3) the request relates to an item of business that is not a proper subject for shareholder action under, or involves a violation of, applicable law.

Election and Removal of Directors. Each member of our Board of Directors is elected annually to hold office until the next annual meeting of the shareholders or until his or her earlier death, resignation or removal or until his or her successor is duly elected and qualified.

Our bylaws provide that any director may be removed by vote of the shareholders with or without cause, but only at a special meeting called for that purpose, if the votes cast in favor of such removal exceed the votes cast against such removal. However, if less than the entire Board of Directors is to be removed, no one director may be removed if the votes cast against the director’s removal would be sufficient to elect the director if then cumulatively voted at an election of directors.

Our bylaws provide that a director in an uncontested election who receives a greater number of votes cast “withheld” for his or her election than “for” such election must tender his or her resignation to the Corporate Governance Committee of the Board of Directors for consideration.  The Corporate Governance Committee will evaluate the director’s tendered resignation, taking into account the best interest of the Company and its shareholders and will recommend to the Board of Directors whether to accept or reject the resignation.  Any director tendering a resignation pursuant to this provision of our bylaws will not participate in any committee or Board of Director consideration of his or her resignation.

Our bylaws grant the Board of Directors the exclusive power to increase the size of the Board of Directors. Any such increase in the size of the Board of Directors, and the filling of any vacancy created thereby, require action by a majority of the whole membership of the Board of Directors as comprised immediately before such increase.

Shareholder Proposals and Director Nominations. A shareholder can submit shareholder proposals and nominate candidates for election to our Board of Directors in connection with our annual meeting if he or she follows the advance notice and other relevant provisions set forth in our bylaws.  With respect to director nominations at an annual meeting not included in the Company’s proxy materials, shareholders must submit written notice to the Corporate Secretary at least 180 days prior to the date of the meeting. With respect to director nominations at an annual meeting to be included in the Company’s proxy materials, shareholders must satisfy the provisions set forth in our bylaws and submit such nomination to the Corporate Secretary not fewer than 120 nor more than 150 days prior to the first anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of shareholders. With respect to shareholder proposals to bring other business before the annual meeting, shareholders must submit a written notice to the Corporate Secretary not fewer than 90 nor more than 120 days prior to the first anniversary of the date of our previous year’s annual meeting of shareholders. However, if we have changed the date of the annual meeting by more than 30 days from the date of the previous year’s annual meeting, the written notice must be submitted no earlier than 120 days before the annual meeting and not later than 90 days before the annual meeting or ten days after the day we make public the date of the annual meeting.

A shareholder must also comply with all applicable laws in proposing business to be conducted and in nominating directors. The notice provisions of the bylaws do not affect rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.

Amendment to Articles of Incorporation and Bylaws. Both the Board of Directors and the shareholders must approve amendments to an Arizona corporation’s articles of incorporation, except that the Board of Directors may adopt specified ministerial amendments without shareholder approval. Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles of incorporation or Arizona law would require a different quorum, the vote required by each voting group allowed or required to vote on the amendment would be:

•	a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

•
in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

The Board of Directors may amend the corporation’s bylaws unless either: (i) the articles or applicable law reserves this power exclusively to shareholders in whole or in part or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw. An Arizona corporation’s shareholders may amend the corporation’s bylaws even though they may also be amended by the Board of Directors. Our bylaws may not be amended or repealed without the vote of a majority of the Board of Directors or the affirmative vote of a majority of votes cast on the matter at a meeting of shareholders.

Issuance of Additional Shares. The Board of Directors has the ability to issue additional shares of common stock and shares of preferred stock and to determine the price and, with respect to preferred stock, the other terms, including preferences and voting rights, of those shares without shareholder approval. See the discussion above under the headings "Authorized Shares" and "Preferred Stock."

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Registrant(s)	Description

4.1	Pinnacle West	Specimen Stock Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: June 20, 2017	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer